Exhibit 4.19
AMENDMENT NO. 1
TO
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
     This Amendment No. 1 to Amended and Restated Stockholders Agreement, dated as of May 20, 2011 (this “Amendment”), amends that certain Amended and Restated Stockholders Agreement dated as of May 15, 2008 (the “Agreement”), by and among Bluestem Brands, Inc. (f/k/a Fingerhut Direct Marketing, Inc.), a Delaware corporation (the “Company”), and the Investors and Common Stockholders party thereto.
     WHEREAS, the Company is contemplating a possible initial public offering of its common stock (“IPO”), and in contemplation thereof the Company and parties hereto desire to amend the Agreement for the purpose of better positioning the Company for a successful IPO, it being acknowledged by the parties hereto that this Amendment is in the best interests of both the Company and the other parties hereto as equity investors in the Company.
     WHEREAS, pursuant to Section 8.2 of the Agreement, the amendment contemplated hereby may be effected by written consent of the Company, the Required Holders, Bain Capital, Battery Ventures, and Douglas A. Kelley (the court-appointed receiver and trustee who exercises all rights of Thomas J. Petters and his affiliates under the Agreement).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree and consent as follows:
     1. Defined Terms. Capitalized terms used but not defined herein will have the meanings given to them in the Agreement.
     2. Amendment. The definition of “Qualified Public Offering” in Article I of the Agreement is hereby amended and restated in its entirety to read as follows:
     “Qualified Public Offering” means either (i) an underwritten public offering of shares of Common Stock after which (x) the Common Stock is listed on the New York Stock Exchange or Nasdaq Stock Market and (y) no shares of Preferred Stock remain outstanding, or (ii) an underwritten public offering of shares of Common Stock in which the aggregate net proceeds to the Company equal or exceed $75 million and the public offering price per share is not less than $0.2235 (as adjusted appropriately in the event of any subdivision, combination, reorganization, recapitalization, reclassification, stock dividend or similar event affecting the Common Stock) and after which the Common Stock is listed on the New York Stock Exchange or Nasdaq Stock Market.
     3. All Other Terms Unchanged. Except as expressly provided in this Amendment, all of the provisions, terms and conditions of the Agreement remain in full force and effect.
     4. Conflicting Provisions. Should any of the provisions of this Amendment conflict with any of the provisions of the Agreement, then the provisions of this Amendment shall apply.

     5. Counterparts. This Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.
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Amendment No. 1 to Amended and Restated Stockholders Agreement

     IN WITNESS WHEREOF, each of the undersigned has signed this Amendment to Amended and Restated Stockholders Agreement, or caused it to be signed by its duly authorized officer, effective as of the date first written above.

BLUESTEM BRANDS, INC.
By:	/s/ Mark P. Wagener
Name:	Mark P. Wagener
Title:	Executive Vice President and Chief Financial Officer

BAIN CAPITAL VENTURE FUND 2007, L.P.
By:	Bain Capital Venture Partners 2007, L.P.
its general partner
By:	Bain Capital Venture Investors, LLC
its general partner

By:	/s/ Michael Krupka
Michael Krupka
Authorized Person

BATTERY VENTURES VI, L.P.
By:	Battery Partners VI, LLC
General Partner

By:	/s/ Morgan Jones
Name:	Morgan Jones
Its:	Member Manager

/s/ Douglas A. Kelley
DOUGLAS A. KELLEY
Court-appointed receiver, on behalf of Thomas J. Petters

Amendment No. 1 to Amended and Restated Stockholders Agreement

REQUIRED HOLDERS: Bain Capital Venture Fund 2001, L.P.
By:	Bain Capital Venture Partners, L.P.
its General Partner
By:	Bain Capital Investors, LLC
its General Partner

By:	/s/ Michael Krupka
Michael Krupka
Authorized Person

BCIP Associates III, LLC
By:	BCIP Associates III its sole member and manager

BCIP ASSOCIATES III-B, LLC
By:	BCIP Associates III-B, LLC
its sole member and manager
By:	Bain Capital Investors, LLC
their Managing Partner

By:	/s/Michael Krupka
Michael Krupka
Authorized Person

BROOKSIDE CAPITAL PARTNERS FUND, L.P.
By:	Brookside Capital Investors, L.P.
its general partner
By:	Brookside Capital Management, LLC
its general partner

By:	/s/ Illegible
Name:
Its:

Amendment No. 1 to Amended and Restated Stockholders Agreement

REQUIRED HOLDERS (continued): RGIP, LLC
By:	/s/ Illegible
Name:
Its:	Authorized Person

BAIN CAPITAL VENTURE FUND 2007, L.P.
By:	Bain Capital Venture Partners 2007, L.P.
its general partner
By:	Bain Capital Venture Investors, LLC
its general partner

By:	/s/ Michael Krupka
Michael Krupka
Authorized Person

BCIP VENTURE ASSOCIATES
By:	Bain Capital Investors, LLC
its managing partner
By:	Bain Capital Venture Investors, LLC
its Attorney-in-fact

By:	/s/ Michael Krupka
Michael Krupka
Managing Director

Amendment No. 1 to Amended and Restated Stockholders Agreement

REQUIRED HOLDERS (continued): BCIP VENTURE ASSOCIATES B
By:	Bain Capital Investors, LLC
its managing partner
By:	Bain Capital Venture Investors, LLC
its Attorney-in-fact

By:	/s/ Michael Krupka
Michael Krupka
Managing Director

BATTERY VENTURES VI, L.P.
By:	Battery Partners VI, LLC
General Partner

By:	/s/Morgan Jones
Name:	Morgan Jones
Its:	Member Manager

BATTERY INVESTMENT PARTNERS VI, LLC
By:	/s/ Morgan Jones
Name:	Morgan Jones
Its:	Member Manager

Amendment No. 1 to Amended and Restated Stockholders Agreement